Exhibit 10.5
SECOND AMENDMENT TO THE PROGRESSIVE CORPORATION
EXECUTIVE SEPARATION ALLOWANCE PLAN
(2021 AMENDMENT AND RESTATEMENT)

WHEREAS, The Progressive Corporation (the “Company”) currently maintains The Progressive Corporation Executive Separation Allowance Plan (the “Plan”) pursuant to the 2021 Amendment and Restatement; and
WHEREAS, the Company desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of March 4, 2022:
1.Section 3.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“3.1 Subject to Section 5.2, the separation allowance payable to each Eligible Employee who is entitled to such allowance under Section 2 above shall be equal to the number of weeks of Compensation set forth in the table below, based on the Eligible Employee’s Grade Level and Years of Service as of his/her Separation Date:

Eligible Employees at Grade Levels 47 through 49 or a Protective Non-Graded Grade Level[1]	26 weeks of Compensation plus two additional weeks of Compensation for each full Year of Service in excess of 13 Years of Service, not to exceed an aggregate of 52 weeks of Compensation
(1) Eligible Employees at Grade Level 50 through 53 or GNG, and (2) any other Eligible Employee who is designated in writing by (i) the Compensation Committee of the Company’s Board of Directors, if the Eligible Employee is an executive officer, or (ii) the Company’s Chief Executive Officer and/or Chief Human Resources Officer, if the Eligible Employee is not an executive officer.
52 weeks of Compensation

(1) The Company’s Chief Executive Officer; (2) Eligible Employees at Grade Level ENG; and (3) any other Eligible Employee designated in writing by (i) the Compensation Committee of the Company’s Board of Directors, if the Eligible Employee is an executive officer, or (ii) the Company’s Chief Executive Officer and Chief Human Resources Officer, if the Eligible Employee is not an executive officer.
• Less than one Year of Service: 52 weeks of Compensation • At least one, but less than two, Years of Service: 104 weeks of Compensation • At least two Years of Service: 156 weeks of Compensation

1 An Eligible Employee in a Protective Non-Graded Grade Level shall mean an Eligible Employee that does not have a designated Grade Level who is employed by Protective Insurance Corporation or an affiliate or subsidiary thereof.

2.Section 4.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“4.1 An Eligible Employee who resigns or whose employment has been terminated under the Plan may elect to continue his/her and his/her covered dependents’ medical, dental and vision coverages, if any, under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as further provided in the Applicable Group Insurance Plan (to the extent he/she and his/her dependents were receiving such coverages immediately prior to his/her Separation Date), for the period specified in the Applicable Group Insurance Plan and subject to the terms and conditions thereof. If an Eligible Employee who is entitled to a separation allowance under the preceding provisions of this Plan elects to continue his/her and/or his/her covered dependents’ medical, dental and/or vision coverages under the Applicable Group Insurance Plan, the Eligible Employee will be entitled to receive such coverages at the contribution amount set forth in the Applicable Group Insurance Plan (referred to therein as the “Separation Allowance Contribution”) for a period not to exceed the lesser of (i) the COBRA continued coverage period or (ii) the number of weeks of Compensation used in computing the amount of his/her separation allowance under Section 3.1 above, provided that the Eligible Employee pays such Separation Allowance Contribution to the Participating Employer at such times as the Participating Employer shall specify. ”

3.Section 5.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“5.1 This Plan entirely supersedes and replaces all Other Compensation Agreements adopted or entered into before March 5, 2021, except (i) with respect to any Eligible Employee who has incurred a Separation Date prior to March 5, 2021, and (ii) for any Other Compensation Agreement that (a) has been entered into in writing between any individual Eligible Employee and a Participating Employer (or predecessor, affiliate or subsidiary thereof) and (b) is known as of March 4, 2022 to the Chief Human Resources Officer of the Company. ”

IN WITNESS WHEREOF, The Progressive Corporation has hereunto caused this Amendment to be executed by its duly authorized representative on the 24th day of March, 2022.

THE PROGRESSIVE CORPORATION
By:	/s/ Daniel P. Mascaro
Daniel P. Mascaro, Vice President
and Secretary